Exhibit 99.1

News Release
For Immediate Release

Catasys Announces Agreement with Cigna

Represents sixth national health plan contract

Los Angeles — January 16, 2018, Catasys, Inc. (NASDAQ: CATS), a provider of proprietary predictive analytics and integrated treatment solutions to health plans, today announced that it has entered into an agreement with Cigna Corporation (NYSE: CI), a global health service company dedicated to helping people improve their health, well-being and sense of security, for Catasys’ OnTrak solution for certain members with anxiety, depression or substance use disorders. The first market is expected to launch in the first quarter of 2018.

The agreement with Cigna marks the sixth national health plan that has signed a contract to provide Catasys’ OnTrak solution to its members. The Company has now signed 6 of the 8 largest health plans in the United States, and its OnTrak program is currently available in 19 states.

The OnTrak solution treats health plan members with behavioral health conditions that exacerbate co-existing medical conditions. Applying advanced data analytics and predictive modeling, Catasys identifies these members and engages them in supportive treatment. The OnTrak program has been shown to improve member mental and physical health, resulting in reduced time in the hospital and emergency rooms.

“We are excited to collaborate with Cigna and its businesses,” said Rick Anderson, President and Chief Operating Officer of Catasys. “Our advanced proprietary solutions in identifying and treating members experiencing negative consequences from behavioral health conditions are at the forefront of health care today.”

“By proactively engaging members facing the burden of depression, anxiety or substance use disorders, we hope to overcome barriers — including stigma — by surrounding these members with the support they need to get on the path toward a full recovery, both mentally and physically,” said Doug Nemecek, M.D., Chief Medical Officer for Behavioral Health at Cigna. “We are looking forward to working with Catasys and their unique solutions that we believe will provide valuable care to our members to improve their health.”

About Catasys, Inc.

Catasys, Inc. provides big data based analytics and predictive modeling driven behavioral healthcare services to health plans and their members through its OnTrak solution. Catasys' OnTrak solution--contracted with a growing number of national and regional health plans--is designed to improve member health and, at the same time, lower costs to the insurer for underserved populations where behavioral health conditions cause or exacerbate co-existing medical conditions. The solution utilizes proprietary analytics and proprietary enrollment, engagement and behavioral modification capabilities to assist members who otherwise do not seek care through a patient-centric treatment that integrates evidence-based medical and psychosocial interventions along with care coaching in a 52-week outpatient treatment solution.

OnTrak is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization, driving a more than 50 percent reduction in total health insurers' costs for enrolled members. OnTrak is currently available to members of several leading health plans in Connecticut, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Missouri, New Jersey, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For Further Information:

Catasys, Inc.

Laura Robinette 310-444-4346

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